RAIT Financial Trust Announces First Quarter 2015 Financial Results

PHILADELPHIA, PA — April 30, 2015 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced first quarter 2015 financial results.

Highlights:

Financial Performance

•	Total revenues grew 12.8% to $75.9 million for the quarter ended March 31, 2015 from $67.3 million for the quarter ended March 31, 2014.

•	Fee and other income increased 27.3% to $5.6 million at March 31, 2015 from $4.4 million for the quarter ended March 31, 2014.

•	Cash Available for Distribution (“CAD”) per share was $0.19 for the quarter ended March 31, 2015 compared to $0.22 for the quarter ended March 31, 2014.

CAD Guidance

•	RAIT maintains its previously announced CAD guidance of $1.02-$1.20 per share for 2015. Please see slide 14 in RAIT’s current report on Form 8-K furnished with the Securities and Exchange Commission (“SEC”) on March 27, 2015 for a reconciliation of RAIT’s annualized projected net income (loss) allocable to common shares to its projected CAD and assumptions underlying the estimate, management’s rationale for the usefulness of CAD, how RAIT calculates CAD, and other information.

Dividends

•	On March 16, 2015, RAIT’s Board of Trustees (the “Board”) declared a first quarter 2015 cash dividend on RAIT’s common shares of $0.18 per common share. The dividend was paid on April 30, 2015 to holders of record on April 10, 2015.

•	On February 10, 2015, the Board declared a first quarter 2015 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The dividends were paid on March 31, 2015 to holders of record on March 2, 2015.

Commercial Real Estate (“CRE”) Lending Business

•	Investments in mortgages and loans increased 8.0% to $1.49 billion at March 31, 2015 from $1.38 billion at December 31, 2014.

•	RAIT originated $218.8 million of loans during the quarter ended March 31, 2015 consisting of $128.7 million of fixed-rate conduit loans and $90.1 million of floating-rate bridge loans

•	RAIT sold $92.9 million of conduit loans during the quarter ended March 31, 2015 which generated fee income of $2.0 million.

CRE Property Portfolio

•	As of March 31, 2015, RAIT’s investments in real estate were $1.7 billion which includes $662.6 million of multi-family properties owned by Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT). IRT is externally advised by RAIT and is a consolidated RAIT entity. IRT is a REIT focused on owning multifamily properties. At March 31, 2015, RAIT owned 23% of IRT’s outstanding common stock.

•	Rental income increased 53.4% to $54.0 million during the quarter ended March 31, 2015 from $35.2 million for the quarter ended March 31, 2014 driven largely by the acquisition of 28 properties during 2014 and improved rental and occupancy rates.

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 8.3% to $831 for the quarter ended March 31, 2015 from $767 for the quarter ended March 31, 2014.

Asset & Property Management

•	Total assets under management increased 2.2% to $4.6 billion at March 31, 2015 from $4.5 billion at December 31, 2014.

•	RAIT’s property management companies managed 16,109 apartment units and 22.5 million square feet of office and retail space at March 31, 2015.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “During the first quarter we continued investing in our core businesses: lending, owning and managing commercial real estate assets. We originated $219 million of loans during the quarter and anticipate growing loan volumes throughout the year. Our property portfolio experienced 21% NOI growth, sequentially, and we are making progress with our previously announced opportunistic property sale program and anticipate closing on our first property sale during the second quarter.”

Financial Results

RAIT reported CAD, a non-GAAP financial measure, for the three-month period ended March 31, 2015 of $15.3 million, or $0.19 per share — diluted based on 82.1 million weighted-average shares outstanding – diluted, as compared to CAD for the three-month period ended March 31, 2014 of $17.2 million, or $0.22 per share – diluted based on 80.0 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended March 31, 2015 of $7.1 million, or $0.09 total loss per share — diluted based on 82.1 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended March 31, 2014 of $14.6 million, or $0.18 total loss per share – diluted based on 80.0 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its CAD is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. A reconciliation of RAIT’s net income (loss) allocable to common shares to its funds from operations, a non-GAAP financial measure, is included as Schedule III to this release. These Schedules also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Financial Statistics:
Total revenue	$75,897	$73,857	$75,293	$73,256	$67,308
Earnings (loss) per share – diluted	$(0.09)	$(3.11)	$(0.28)	$(0.31)	$(0.18)
Funds from Operations (“FFO”) per share	$0.05	$(2.97)	$(0.17)	$(0.20)	$(0.07)
CAD per share, diluted	$0.19	$0.26	$0.00(5)	$0.24	$0.22
Common dividend declared per share	$0.18	$0.18	$0.18	$0.18	$0.17
Assets under management	$4,607,413	$4,485,525	$5,417,579	$5,266,296	$5,119,805
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,518,969	$1,409,254	$1,369,138	$1,325,748	$1,228,452
CRE loans— weighted average coupon	6.6%	6.5%	6.6%	6.8%	7.0%
Non-accrual loans — unpaid principal	$24,851	$25,281	$40,741	$30,269	$28,019
Non-accrual loans as a % of reported loans	1.6%	1.8%	3.0%	2.3%	2.3%
Reserve for losses	$10,797	$9,218	$15,662	$15,336	$14,279
Reserves as a % of non-accrual loans	43.4%	36.5%	38.4%	50.7%	51.0%
Provision for losses	$2,000	$2,000	$1,500	$1,000	$1,000
CRE Property Portfolio:
Reported investments in real estate	$1,658,659(1)	$1,671,971	$1,400,715	$1,268,769	$1,205,995
Net operating income	$27,990(1)	$23,148	$20,932	$19,524	$17,093
Number of properties owned	89(1)	89	80	74	71
Multifamily units owned	15,862(1)	15,862	13,516	12,388	12,014
Office square feet owned	2,498,803	2,498,803	2,286,284	2,248,321	2,097,022
Retail square feet owned	1,813,478	1,790,969	1,790,969	1,420,909	1,420,909
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily	93.5%(1)	92.6%	92.7%	92.8%	93.3%
Office	75.0%	75.6%	75.0%	74.3%	74.8%
Retail(6)	70.4%	70.5%	71.1%	62.1%	60.6%
Average Effective Rent per Unit/Square Foot (2):
Multifamily (3)	$831(1)	$813	$811	$799	$767
Office (4)	$21.38	$21.53	$19.64	$20.10	$18.70
Retail (4)	$13.60	$14.12	$12.68	$12.50	$12.44

(1)	Includes 30 apartment properties owned by IRT with 8,819 units and a book value of $662.6 million as of March 31, 2015.

(2)	Based on properties owned as of March 31, 2015.

(3)	Average effective rent is rent per unit per month.

(4)	Average effective rent is rent per square foot per year.

(5)	Includes a $0.26 per share charge taken due to an agreement in principle between the SEC and Taberna Capital Management, LLC (“TCM”), a RAIT subsidiary, to settle an SEC investigation of TCM, as disclosed in RAIT’s public filings. Excluding this one-time item, CAD per share in this period would have been $0.26 per common share.

(6)	Excludes Murrels Retail, a retail property in re-development with an occupancy of 72.3% at March 31, 2015.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, April 30, 2015 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 866.318.8619, access code 49461065. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, May 7, 2015, by dialing 888.286.8010, access code 42757358.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.rait.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the current uncertainty in the global financial markets and the global economy; the risk that the settlement with the SEC will not be finalized and/or approved or that any final settlement will have different or additional material terms, the risk that we may be unable to sell properties in our portfolio, the factors set forth in RAIT’s current report on Form 8-K furnished with the SEC on March 27, 2015 relating to the assumptions underlying RAIT’s CAD guidance and those disclosed in RAIT’s filings with the Securities and Exchange Commission.  RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@rait.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31,
Revenues:	2015	2014(1)
Net interest margin:
Investment Interest income	$23,248	$34,963
Investment Interest expense	(6,914)	(7,183)
Net interest margin	16,334	27,780
Rental income	53,969	35,176
Fee and other income	5,594	4,352

Total revenue	75,897	67,308
Expenses:
Interest expense	19,683	11,605
Real estate operating expense	25,979	18,083
Compensation expense	6,108	8,555
General and administrative expense	5,400	3,828
Acquisition expense	957	373
Provision for losses	2,000	1,000
Depreciation and amortization expense	19,017	12,042

Total expenses	79,144	55,486

Operating income	(3,247)	11,822
Other income (expense)	(395)	10
Gains (losses) on assets	—	2,224
Gains (losses) on extinguishment of debt	—	2,421
Change in fair value of financial instruments	4,490	(24,139)

Income (loss) before taxes and discontinued operations	848	(7,662)
Income tax benefit (provision)	(582)	239

Net income (loss)	266	(7,423)
(Income) loss allocated to preferred shares	(7,859)	(5,806)
(Income) loss allocated to noncontrolling interests	496	(1,358)

Net income (loss) allocable to common shares	$(7,097)	$(14,587)
Earnings (loss) per share—Basic:
Total earnings (loss) per share—Basic	$(0.09)	$(0.18)
Weighted-average shares outstanding—Basic	82,081,024	79,970,599

Earnings (loss) per share—Diluted:
Total earnings (loss) per share—Diluted	$(0.09)	$(0.18)

Weighted-average shares outstanding—Diluted	82,081,024	79,970,599

(1)	Net interest margin includes $5.0 million from the Taberna business we exited in December 2014; operating income includes $7.7 million from such Taberna business; net income (loss) available to common shares includes $20.4 million from such Taberna business; earnings (loss) per share – diluted includes $0.26 per share from such Taberna business.

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	March 31,	December 31,
	2015	2014
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,504,456	$1,392,436
equity interests
Allowance for losses	(10,797)	(9,218)

Total investments in mortgages and loans	1,493,659	1,383,218
Investments in real estate, net of accumulated depreciation of $175,321	1,658,659	1,671,971
and $168,480, respectively
Investments in securities and security-related receivables, at fair value	—	31,412
Cash and cash equivalents	92,657	121,726
Restricted cash	126,850	124,220
Accrued interest receivable	53,586	51,640
Other assets	84,629	72,023
Deferred financing costs, net of accumulated amortization of $27,922 and	25,034	27,802
$26,056, respectively
Intangible assets, net of accumulated amortization of $14,995 and $13,911,	30,710	29,463
respectively
Total assets	$3,565,784	$3,513,475

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$579,258	$509,701
Non-recourse indebtedness	2,107,499	2,105,965

Total indebtedness	2,686,757	2,615,666
Accrued interest payable	12,889	10,269
Accounts payable and accrued expenses	48,489	54,962
Derivative liabilities	17,767	20,695
Deferred taxes, borrowers’ escrows and other liabilities	152,757	144,733
Total liabilities	2,918,659	2,846,325
Series D Preferred Shares, 4,000,000 shares authorized, 4,000,000 and 2,600,000 shares issued and outstanding	80,871	79,308
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	48	48
preference $25.00 per share, 8,069,288 shares authorized, 4,775,569 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,300,000 shares authorized, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 3,600,000 shares authorized, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, 4,000,000 shares authorized	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 82,885,444 and 82,506,606 issued and outstanding, including 742,014 and 541,575 unvested restricted common share awards	2,484	2,473
Additional paid in capital	2,026,347	2,025,683
Accumulated other comprehensive income (loss)	(15,778)	(20,788)
Retained earnings (deficit)	(1,655,781)	(1,633,911)

Total shareholders’ equity	357,360	373,545
Noncontrolling interests	208,894	214,297
Total equity	566,254	587,842
Total liabilities and equity	$3,565,784	$3,513,475

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Cash Available for Distribution (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended March 31,
	2015		2014
	Amount	Per Share (2)	Amount	Per Share (3)

Cash Available for Distribution:
Net income (loss) allocable to common shares	$(7,097)	$(0.09)	$(14,587)	$(0.18)
Adjustments:
Depreciation and amortization expense	19,017	0.24	12,042	0.15
Change in fair value of financial instruments	(4,490)	(0.05)	24,139	0.30
(Gains) losses on assets	825	0.01	(2,224)	(0.03)
(Gains) losses on extinguishment of debt	—	—	(2,421)	(0.03)
Taberna VIII and Taberna IX securitizations, net effect	—	—	(7,060)	(0.09)
Straight-line rental adjustments	2	0.00	(115)	0.00
Share-based compensation	1,348	0.02	1,449	0.02
Origination fees and other deferred items	8,383	0.10	4,551	0.06
Provision for losses	2,000	0.02	1,000	0.01
Noncontrolling interest effect from certain adjustments	(4,713)	(0.06)	460	0.01

Cash Available for Distribution	$15,275	$0.19	$17,234	$0.22

(1)	Cash available for distribution, or CAD, is a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability and our board of trustees considers CAD in determining our quarterly cash dividends. We also believe that CAD is useful because it adjusts for a variety of noncash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on assets, provision for loan losses and non-cash interest income and expense items). Furthermore, CAD removes the effect of our previous consolidation of the legacy Taberna securitizations which we deconsolidated as part of our exit of the Taberna business in December 2014.

We calculate CAD by subtracting from or adding to net income (loss) attributable to common shareholders the following items: depreciation and amortization items including, depreciation and amortization, straight-line rental income or expense, amortization of in place leases, amortization of deferred financing costs, amortization of discount on financings and equity-based compensation; changes in the fair value of our financial instruments, including such changes reflected in our such Taberna securitizations; net interest income from such Taberna securitizations; realized noncash gain (loss) on assets and other; provision for loan losses; impairment on depreciable property; acquisition gains or losses and transaction costs; certain fee income eliminated in consolidation that is attributable to third parties and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items.

CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. In these Schedules, references to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 82,081,024 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2015.

(3)	Based on 79,970,599 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2014.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of March 31, 2015
	Amount	Per Share (2)

Total shareholders’ equity	$357,360	$4.32
Liquidation value of preferred shares characterized as equity(3)	(217,603)	(2.63)

Book value	139,757	1.69
Adjustments:
RAIT I and RAIT II derivative liabilities	17,767	0.21
Fair value for warrants and investor SARs	28,595	0.34
Accumulated depreciation and amortization	241,832	2.91
Valuation of recurring collateral, property management fees and other items (4)	87,951	1.07
Total adjustments	$376,145	$4.53

Adjusted book value	$515,902	$6.22

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 82,885,444 common shares outstanding as of March 31, 2015.

(3)	Based on 4,775,569 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of March 31, 2015, all of which have a liquidation preference of $25.00 per share.

(4)	Includes the estimated value of the (1) property management fees to be received by RAIT as of March 31, 2015 from RAIT Residential and Urban Retail, the RAIT I and RAIT II securitizations, value ascribed to fixed-rate CMBS loan sale business and (2) advisory fees to be received by RAIT from IRT as of March 31, 2015. The other item included is the incremental market value of RAIT’s ownership of 7.3 million shares of IRT common stock over RAIT’s book value for these shares at March 31, 2015. We did not tax effect the valuation of these items as we have loss carryforwards that could absorb the potential gain.

Schedule III
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month			For the Three-Month
	Period Ended			Period Ended
	March 31, 2015			March 31, 2014

	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss) allocable to common shares	$(7,097)	$(0.09)	$(14,587)	$(0.18)
Adjustments:
Real estate depreciation and amortization	11,198	0.14	8,819	0.11
(Gains) losses on the sale of real estate	—	0.00	321	—

Funds From Operations	$4,101	$0.05	$(5,447)	$(0.07)

(1)	We believe that funds from operations, or FFO, which is a non-GAAP measure, is an additional appropriate measure of the operating performance of a REIT. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. Our management utilizes FFO as a measure of our operating performance. FFO is not an equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

(2)	Based on 82,081,024 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2015.

(3)	Based on 79,970,599 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2014.